UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 21, 2008

SINO PAYMENTS, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-147493
(Commission File No.)

12th Floor, Des Voeux Commercial Bldg.
212-214 Des Voeux Road Central
Sheung Wan, Hong Kong, China
(Address of principal executive offices and Zip Code)

1-203-652-0522
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On November 26, 2008, we entered into a Memorandum of Understanding (the “Memorandum”) with PowerE2E (“Power”) whereby it was agreed that Power would install a server-hardware and provide technical support in order to operate the server in Hong Kong. We will pay a one time installation fee in the form free trading shares of common stock. The number of shares has not been determined. Our monthly charge will be $15,000.00 and we will receive a referral fee of 30% for referring new business to Power. Further, we have agreed that Power will be our exclusive payment solutions partner.

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

     On November 21, 2008, Paul Manning resigned as our president, principal executive officer, principal financial officer, and principal accounting officer. Prior to resigning, Mr. Manning appointed Matthew Mecke as our president, principal executive officer, principal financial officer, principal accounting officer and as a member of our board of directors. Anthony Robinson was also appointed as a member of our board of directors. Mr. Manning had no disagreement with us relating to our operations, policies or practices.

     Prior to his appointment as Chairman and CEO of Sino Payments, Inc., Matthew Mecke was a member of the board of directors of Sino Fibre Communications, Inc. (NASD OTCBB: SFBE) based in China and Hong Kong starting in January 2006. Mr. Mecke also served as president, principal executive officer of Sino Fibre Communications from January 2006 to October 2007 and as chairman of board of directors from January 2006 to December 2007. From October 2003 to January 2006, Mr. Mecke was a founder, vice chairman, president, and CEO of Asia Payment Systems (OTCBB: APYM). From October 1998 to July 1999, Mr. Mecke was a co-founder and served as Senior Vice President, Systems and Product Development for First Ecom.com (NASD: FECC), an international e-commerce payment gateway pioneer based in Hong Kong which linked e-commerce merchants with offshore back-end transaction processing systems. From April 1994 to July 1998, Mr. Mecke was an employee of First Data Corp. (formerly NYSE: FDC) in the United States and Hong Kong. Mr. Mecke was responsible for middle management of retail card system operations. In the late 1990s, Mr. Mecke was a management executive of First Data Asia in Hong Kong, where his responsibilities included strategic planning, new business development, e-commerce applications and pricing.

     At the time of being appointed as a director of Sino Payments, Inc. (NASD OTCBB: CHIJ) as of November 2008, Anthony Robinson has been the Managing Director of BiField Business Resources, Ltd., a Business Development Boutique focusing on developing local strategy for foreign companies entering China, and trading and sourcing of raw materials. Anthony works closely with foreign multinationals which are entering the China market, as well as Hedge Funds and investment companies trading with China's industrial and financial core. In February 2004, Anthony established BiField Business Resources, Ltd. in Hong Kong to reflect the company’s China-focus. It has a representative office in Shanghai. From April 2003 to January 2004, Anthony was the New Business Development manager of China Strategic, Ltd., another Hong Kong-based consulting company, and was stationed in Shanghai.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

     On November 26, 2008, China Soaring Inc. effected a name change to Sino Payments, Inc.

ITEM 7.01      REGULATION FD DISCLOSURE

     We announced on December 3, 2008 that we have received clearance from the National Association of Securities Dealers (NASD) to trade on the Over the Counter Bulletin Board.

     We announced on December 5, 2008 that we have signed a Memorandum of Understanding with PowerE2E for regional cooperation and deployment of the Sino Payments IP transaction processing system throughout Asia.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Document Description

99.1	Press release dated December 3, 2008

99.2	Press release dated December 5, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, this amended report has been signed below by the following person on behalf of the Registrant and in the capacities on this 3rd day of December, 2008.

SINO PAYMENTS, INC.
(Registrant)

BY:	MATTHEW MECKE
Matthew Mecke
President, Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer and
a member of the Board of Directors.